Exhibit 15.1

Board of Directors
Lumenis Ltd.
Yokneam, Israel

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-148460 on Form S-8, of our report dated March 28, 2013, relating to the consolidated financial statements of Lumenis Ltd. (the “Company”), appearing in the Company’s Annual Report on Form 20-F of Lumenis Ltd. for the year ended December 31, 2012.

/s/ Brightman Almagor Zohar & Co. BRIGHTMAN ALMAGOR ZOHAR & CO. Certified Public Accountants A Member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 28, 2013